Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

(212) 757-3990

June 23, 2023

World Wrestling Entertainment, Inc.

New Whale Inc.

1241 East Main Street

Stamford, Connecticut 06902

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to World Wrestling Entertainment, Inc., a Delaware corporation (the “Company”), and New Whale Inc., a Delaware corporation (“New PubCo”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of the Company and New PubCo, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) up to 56,344,265 shares (the “Merger Shares”) of New PubCo Class A common stock, par value $0.00001 per share (the “Class A common stock”), that are being issued or are issuable pursuant to the Transaction Agreement, dated as of April 2, 2023 (the “Transaction Agreement”), among the Company, New PubCo, Whale Merger Sub Inc., a Delaware corporation, Endeavor Group Holdings, Inc., a Delaware corporation (“Endeavor”), Zuffa Parent, LLC, a Delaware limited liability company (“HoldCo”), and Endeavor Operating Company, LLC, a Delaware limited liability company, pursuant to which the Company and Endeavor propose to combine the businesses of the Company and HoldCo, which will be implemented through a series of transactions (the “Transactions”) as described in the Transaction Agreement and the Registration Statement; (ii) the Company’s $8,691,000 aggregate principal amount of 3.375% Convertible Senior Notes due 2023 (the “Notes”); and (iii) the shares of New PubCo’s Class A common stock that may be issuable upon conversion of the Notes (the “Conversion Shares”) following the consummation of the Transactions.

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The Notes have been issued by the Company in accordance with the terms of the Indenture, dated as of December 16, 2016 (the “Original Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), which, at or prior to the closing of the Transactions, will be supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and, the Original Indenture as supplemented by the First Supplemental Indenture, the “Indenture”), among the Company, New PubCo and the Trustee. Pursuant to the First Supplemental Indenture, New PubCo will become a co-obligor of the Notes and, following the consummation of the Transactions, the Conversion Shares will be issuable upon conversion of the Notes. The Conversion Shares will be issued in accordance with the terms of the Indenture and the Registration Statement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;

2.	the Transaction Agreement, included as Exhibit 2.1 to the Registration Statement;

3.	the Original Indenture, including as an exhibit thereto the form of Note, included as Exhibit 4.2 to the Registration Statement;

4.	the form of First Supplemental Indenture, included as Exhibit 4.4 to the Registration Statement;

5.	the form of Amended and Restated Certificate of Incorporation of New Pubco, included as Exhibit 3.2 to the Registration Statement (the “New Pubco Amended and Restated Certificate of Incorporation”);

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6.	the form of Amended and Restated Bylaws of New Pubco, included as Exhibit 3.4 to the Registration Statement (the “New Pubco Amended and Restated Bylaws”);

7.	the form of Certificate of Conversion of the Company, included as Exhibit 3.9 to the Registration Statement (the “Company Certificate of Conversion”); and

8.	the form of Operating Agreement of the Company, included as Exhibit 3.10 to the Registration Statement (the “Company Operating Agreement”).

In addition, we have examined (i) (A) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and bylaws, as amended, of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Notes, certified by the Company, and (B) such corporate records of New PubCo that we have considered appropriate, including a copy of the certificate of incorporation and bylaws of New PubCo, certified by New PubCo as in effect on the date of this letter, and copies of resolutions of the board of directors of New PubCo relating to the issuance of the Merger Shares, the execution of the First Supplemental Indenture and the issuance of the Conversion Shares, certified by New

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PubCo, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and New PubCo, as applicable, made in the Documents and upon certificates of public officials and the officers of the Company and New PubCo.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, that the Merger Shares will be issued as described in the Registration Statement. We have also assumed that the Indenture constitutes the legal, valid and binding obligation of the Trustee and the due authentication of the Notes by the Trustee in the manner described in the certificate of the Trustee delivered to the Company on the issuance date of the Notes. We have further assumed that (i) the New PubCo Amended and Restated Certificate of Incorporation and the Company Certificate of Conversion will be properly filed with the Secretary of State of the State of Delaware and (ii) the New PubCo Amended and Restated Bylaws and the Company Operating Agreement will be properly adopted, in each case, as contemplated under the Transaction Agreement.

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Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.

The Merger Shares have been duly authorized by all necessary corporate action on the part of New PubCo and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Transaction Agreement, the Merger Shares will be validly issued, fully paid and non-assessable.

2.

The Notes are valid and legally binding obligations of the Company and, following the due execution and delivery of the First Supplemental Indenture by the parties thereto, will be valid and legally binding obligations of New PubCo, enforceable against the Company and New PubCo in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.

The Conversion Shares have been duly authorized by all necessary corporate action on the part of New PubCo and, when issued and delivered upon conversion of the Notes as contemplated in the Registration Statement and in accordance with the terms of the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable.

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The opinions expressed above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP